KWIKCLICK, INC.

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made effective as of the ________ day of ___________ (the “Effective Date”) by and between KwikClick, Inc., a Delaware corporation (the “Company”), and _________ (“Optionee”).

R E C I T A L

The action of the Compensation Committee of the Board of Directors of the Company (the “Board”) has authorized the granting to Optionee as an employee of the Company of a non-qualified stock option, pursuant to the Company’s 2021 Equity Incentive Plan (the “Plan”), to purchase the number of shares of common stock of the Company specified in Section 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated.

A G R E E M E N T

NOW, THEREFORE, in consideration of the premises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

1. Number of Shares; Option Price. Pursuant to said action of the Board, the Company hereby grants to Optionee the option (“Option”) to purchase, upon and subject to the terms and conditions of the Plan, _________ shares of common stock of the Company (“Shares”) at the closing price of the Company’s common stock on the Effective Date. The grant of the Option is made in consideration of the services to be rendered by the Optionee to the Company and is subject to the terms and conditions of the Plan.

2. Term. The Option shall expire at midnight on the day before the fifth anniversary of the Effective Date (the “Expiration Date”), unless such Option shall have been terminated prior to that date in accordance with the provisions of this Agreement.

3. Shares Subject to Exercise. The Option shall be exercisable as follows:__________________, provided, however, that a foregoing installment shall not become exercisable if the Optionee is not employed as an employee of the Company, or any of its subsidiaries, as of such anniversary date. Once exercisable, the Option shall thereafter remain exercisable as to such Shares for the term specified in Section 2 hereof, unless Optionee’s employment is terminated pursuant to Section 6 hereof or the Option is terminated pursuant to a Corporate Transaction (as defined in the Plan).

4. Method and Time of Exercise. The Option may be exercised by written notice delivered to the Company at its principal executive office stating the number of shares with respect to which the Option is being exercised, together with:

(A) a check or money order made payable to the Company in the amount of the exercise price and any withholding tax, as provided under Section 5 hereof; or

(B) if expressly authorized in writing by the Board, in its sole discretion, at the time of the Option exercise, the tender to the Company of shares of the Company’s common stock owned by Optionee having a fair market value not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes; or

(C) if expressly authorized in writing by the Board, subject to the Sarbanes-Oxley Act of 2002, in its sole discretion, at the time of the Option exercise, the Optionee’s full recourse promissory note in a form approved by the Company; or

(D) if any other method such as cashless exercise is expressly authorized in writing by the Board, in its sole discretion, at the time of the Option exercise, the tender of such consideration having a fair market value not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes. Only whole shares may be purchased.

5. Tax Withholding. As a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option, if any. At the discretion of the Board and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of Shares otherwise issuable to Optionee upon the exercise of this Option.

6. Exercise on Termination of Employment. If for any reason Optionee ceases to be employed by the Company or any of its subsidiaries (such event being called a “Termination”), this Option (to the extent then exercisable) may be exercised in whole or in part at any time, except with respect to a Termination For Cause, only within 90 days of the date of such Termination, but in no event after the earlier of the Expiration Date or a Corporate Transaction which terminates the Option pursuant to Section 15 hereof. For purposes of this Agreement, Optionee’s employment shall not be deemed to terminate by reason of a transfer to or from the Company or its subsidiary or among such entities, or sick leave, military leave or other leave of absence approved by the Board, if the period of any such leave does not exceed ninety (90) days or, if longer, if Optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute. For purposes of this Agreement, “Termination For Cause” shall mean Optionee’s loss of employment by the Company or any of its subsidiaries due to Optionee’s (a) willful breach or habitual neglect or continued incapacity to perform Optionee’s required duties, (b) commission of acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of Optionee’s duties or (c) termination for cause under any employment agreement between the Company and Optionee (as defined therein). In the event Optionee’s employment by the Company or any of its subsidiaries is Terminated For Cause, then the Option shall cease to be exercisable as of the date of such Termination.

7. Non-Transferability. This Option may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised only by Optionee during the Optionee’s lifetime and after the Optionee’s death, by the Optionee’s personal representative or by the person entitled thereto under the Optionee’s will or the laws of intestate succession.

8. Optionee Not a Stockholder. Optionee shall have no rights as a stockholder with respect to the Shares covered by this Option until the date of issuance of a stock certificate or stock certificates to the Optionee upon exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

9. No Right to Employment. Nothing in the Option granted hereby shall interfere with or limit in any way the right of the Company or of any of its subsidiaries to terminate Optionee’s employment at any time, nor confer upon Optionee any right to continue in the employ of the Company or any of its subsidiaries.

10. Modification and Waiver. This Option may not be modified except by a writing signed by both parties, except that either party may waive any right hereunder by an instrument unilaterally signed.

11. Restrictions on Sale of Shares. Optionee represents and agrees that upon the Optionee’s exercise of this Option, in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Shares issued to the Optionee, the Optionee will acquire the Shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon such exercise thereof the Optionee will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state and federal securities law. Any person or persons entitled to exercise this Option under the provisions of Sections 6 and 7 hereof shall, upon each exercise of this Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

12. Delaware Law Governs. This Agreement shall be interpreted under the internal laws of the State of Delaware and any action hereunder shall be brought in the state or federal courts of Delaware.

13. Notices. All notices to the Company shall be addressed to the Corporate Secretary at the principal executive office of the Company at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Company, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or to the Corporate Secretary (as the case may be).

14. Sale or Other Disposition. If Optionee at any time contemplates the disposition (whether by sale, gift, exchange, or other form of transfer) of any Shares acquired by exercise of this Option, the Optionee shall first notify the Company in writing of such proposed disposition and cooperate with the Company in complying with all applicable requirements of law, which, in the judgment of the Company, must be satisfied prior to such disposition.

15. Corporate Transactions. In the event of a Corporate Transaction (as such term is defined in the Plan), the Board shall notify Optionee at least thirty (30) days prior thereto or as soon as may be practicable. To the extent not previously exercised, this Option shall terminate immediately prior to the consummation of such Corporate Transaction unless the Board determines otherwise in its sole discretion; provided, however, that the Board, in its sole discretion, may (i) permit exercise of this Option prior to its termination, even if this Option would not otherwise have been exercisable, and (ii) provide that this Option shall be assumed or an equivalent option substituted by an applicable successor corporation or any subsidiary of the successor corporation.

16. Non-Compete Agreement. Notwithstanding anything to the contrary provided herein, as a condition to the receipt of Shares pursuant to the exercise of this Option, at any time during which this Option is outstanding and for six (6) months after any exercise of this Option or the receipt of Shares pursuant to the exercise of this Option, Optionee shall not directly or indirectly, as agent, employee, consultant, stockholder, partner or in any other capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for, or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls, any venture or enterprise that directly or indirectly competes with the Company, provided, however, that nothing contained herein shall be construed to prevent Optionee from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Optionee is not involved in the business of said corporation and if Optionee (together with Optionee’s spouse, parents, siblings, and children) does not own more than an aggregate of five percent (5%) of the stock of such corporation. Optionee agrees to notify the Company within ten (10) days of any violation of this Section 16. Failure to comply with this Section 16 shall cause such Option and the exercise or issuance of Shares hereunder to be rescinded and the benefit of such exercise or issuance to be repaid to the Company. Optionee agrees and understands that Optionee’s failure to comply with this Section 16 will subject Optionee’s benefit from the Option to be forfeited and repaid to the Company, and Optionee agrees to do so within ten (10) days of notification by the Company.

17. Adjustments. In the event of any stock split, reverse stock split, stock dividend or other change set forth in Section 6.1.1 of the Plan, the number of Shares covered by this Option and the exercise price of this Option shall be appropriately adjusted for any such stock split, reverse stock split or stock dividend; provided, that the Company shall not be required to issue fractional shares as a result of any such adjustment.

18. Right of First Refusal. Notwithstanding anything to the contrary, Optionee acknowledges and agrees that the Shares covered by this option are subject to a right of first refusal (“Right of First Refusal”) of the Company set forth in Exhibit A of this Agreement. Except in compliance with such Right of First Refusal, Optionee shall not sell or otherwise transfer any Shares.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

KWIKCLICK, INC.

By: ___________________________

Name: ________________________

Title: _________________________

OPTIONEE:

__________________________________

Address:

__________________________________

__________________________________

__________________________________

Social Security Number:

____________________________

Exhibit A

Right of First Refusal

(a) Right of First Refusal. Before any Shares held by Optionee may be sold or otherwise transferred (collectively, “Transfer” or “Transferred”), Optionee must provide the Company with a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (a) (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. Before Optionee may Transfer any Shares, Optionee shall deliver to the Company a notice (the “Notice”) stating Optionee’s desire to Transfer such Shares and the number of Shares to be Transferred. Optionee shall deliver the Notice to the Company, and such Notice shall be deemed to have been received by the Company, only as follows: (a) if hand delivered to the Company’s Chief Executive Officer or the Company’s Chief Financial Officer, upon written confirmation (including by e-mail) of receipt by such officer and the time of delivery of the Notice; or (b) if sent by e-mail in the same e-mail to the Company’s Chief Executive Officer and Chief Financial Officer, upon written confirmation (including by e-mail) of transmission by at least one such officer.

(ii) Exercise of Right of First Refusal. Subject to the last sentence of this Section (a)(ii), at any time within one day after receipt of the Notice, the Company may, by giving written notice (“Company Notice”) to Optionee, elect, in its sole discretion, to waive the Right of First Refusal, in full or in part, or elect, in its sole discretion, to purchase any or all of the Shares proposed to be Transferred, at a price per Share equal to the average of the opening price and the closing price of the Company’s common stock on the date the Notice is delivered to the Company (the “Purchase Price”). The Company shall deliver the Company Notice to Optionee only by hand delivery (with written confirmation (including by e-mail) of delivery) or e-mail to Optionee by the Company’s Chief Executive Officer (or the Company’s Chief Financial Officer in the absence of the Chief Executive Officer). If the Company does not deliver the Company Notice to Optionee by the later of (a) 24 hours after the Notice is delivered to the Company, or (b) 3:30 pm (Eastern Time) on the day following the date the Notice is delivered to the Company, the Company shall be deemed to have waived the Right of First Refusal in full as to the applicable Transfer.

(iii) Payment. If the Company exercises its Right of First Refusal as to a particular Transfer, payment by the Company of the Purchase Price shall be made in cash (by check or wire) for all of the Shares purchased by the Company pursuant to such exercise within two business days following the date the applicable Notice is delivered to the Company.

(iv) Optionee’s Right to Transfer. If any of the Shares proposed in a Notice to be Transferred are not purchased by the Company as provided in this Section (a), then, subject to Sections 11 and 14 of the Option Agreement, Optionee may Transfer any unpurchased Shares specified in the Notice, provided, however, that Optionee agrees and understands that Optionee’s failure to comply with this Section (a) will subject Optionee’s benefit from the Transfer of such Shares to be forfeited and repaid to the Company, and Optionee agrees to do so within ten days of notification by the Company.

(v) Exception for Certain Family Transfers. Anything to the contrary contained in this Section (a) notwithstanding, subject to Section 14 of the Option Agreement, the Transfer of any or all of the Shares during Optionee’s lifetime or on Optionee’s death by will or intestacy to Optionee’s Immediate Family or a trust for the benefit of Optionee’s Immediate Family shall be exempt from the provisions of this Section (a). “Immediate Family” as used herein shall mean lineal descendant or antecedent, spouse (or spouse’s antecedents), father, mother, brother or sister (or their descendants), stepchild (or their antecedents or descendants), aunt or uncle (or their antecedents or descendants), brother-in-law or sister-in-law (or their antecedents or descendants) and shall include adoptive relationships. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section (a), and there shall be no further transfer of such Shares except in accordance with the terms of this Section (a).